Exhibit 99.1

One Progress Plaza, Suite 2400, St. Petersburg, FL 33701

NEWS FOR IMMEDIATE RELEASE

First Advantage Contacts:

John Lamson	Renee Svec
Chief Financial Officer and Executive Vice President	Director – Corporate Communications
727.214.3411, ext. 214	727.214.3411, ext. 212
jlamson@fadv.com	rsvec@fadv.com

FIRST ADVANTAGE CORPORATION REPORTS

OPERATING RESULTS FOR THE FOURTH QUARTER OF 2004

ST. PETERSBURG, Fla., Feb. 15, 2005—First Advantage Corporation (NASDAQ: FADV), a risk mitigation business solutions provider, today announced operating results for the fourth quarter and full year ended Dec. 31, 2004.

First Advantage reported net income of $2.7 million (12 cents per diluted share) and $10.7 million (48 cents per diluted share) for the quarter and year ended Dec. 31, 2004, respectively. The company had a net loss of $1.0 million (5 cents per diluted share) and net income of $2.8 million (14 cents per diluted share) for the quarter and year ended Dec. 31, 2003, respectively.

Revenues for the company were $68.3 million and $266.5 million for the quarter and year ended Dec. 31, 2004, respectively. First Advantage’s revenue was $49.9 million and $166.5 million for the quarter and year ended Dec. 31, 2003, respectively.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $9.0 million and $33.3 million for the quarter and year ended Dec. 31, 2004, respectively. EBITDA was $796,000 and $13.4 million for the quarter and year ended Dec. 31, 2003, respectively.

“In 2004, First Advantage continued the execution of our two-part growth strategy as anticipated,” said John Long, chief executive officer and president. “We made great strides to further build our core offerings while expanding into new complementary business lines. The majority of our scale acquisitions have been successfully consolidated into existing operations or are in the latter stages of completion. The remaining acquisitions — integrated only on a corporate function level — are new stand-alone business lines that represent cross-sell opportunities with First Advantage’s nationwide clientele.

“The highlight of the fourth quarter was our acquisition of CompuNet Credit Services,” said Long. “CompuNet, providing proprietary credit information on trucking industry brokers and shippers, serves thousands of trucking companies nationwide. What makes this deal so exciting is that it has become a vertical marketing vehicle for First Advantage to more effectively reach the transportation industry. The cross sell opportunity is significant – we can now offer trucking clients not only shipping credit data, but also background checks, substance abuse testing, physical exams and other occupational health tests, motor vehicle records, fleet asset management, fuel tax and supply chain security consulting services. With cross selling at the heart of our organic growth strategy, we are enthused with the opportunities this acquisition creates.

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First Advantage Corporation Reports Operating Results for the Fourth Quarter of 2004

“We were also pleased to have added a chief marketing officer to our executive management team in the quarter,” said Long. “Rick Mansfield has been given the responsibility to develop and coordinate the implementation of our corporate-wide branding efforts, as well as to formalize our cross selling initiatives. The success of these key aspects of our growth strategy will be gauged by improvement in First Advantage’s organic growth numbers at year end and in subsequent years.”

First Advantage did experience an anticipated historical seasonal decline in volumes in the employment and resident screening businesses in the fourth quarter, although the decline was partly offset by growth in the company’s tax incentive business. It is expected that seasonality will continue into the first quarter of 2005 and will be reflected in the quarter’s financial results. Management estimates that diluted earnings per share will be in the range of 12 to 15 cents for the quarter ending March 31, 2005.

Fortified by the progress made in 2004, First Advantage management remains committed to its long-term growth strategy and reinforces its previous projections that estimated diluted earnings per share will be in the range of 85 to 95 cents for the year ending Dec. 31, 2005.

First Advantage’s fourth quarter results will be discussed in more detail on Tuesday, Feb. 15, 2005, at 5 p.m. EST, via teleconference and webcast. The teleconference dial-in number is (888) 560-8501 and the pass code is advantage. The live audio webcast of the call will be accessible from the Investor Relations pages on First Advantage’s Web site at www.fadv.com. An audio replay of the conference call will be available through Feb. 22, 2005, by dialing (866) 461-2745. An audio archive of the call will also be available for replay on First Advantage’s Web site.

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First Advantage Corporation Reports Operating Results for the Fourth Quarter of 2004

Summary Income Statement (Unaudited)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2004	2003	2004	2003
Service revenue	$57,225,000	$41,027,000	$221,938,000	$134,910,000
Reimbursed government fee revenue	11,030,000	8,862,000	44,599,000	31,585,000

Total revenue	68,255,000	49,889,000	266,537,000	166,495,000

Cost of service revenue	13,677,000	13,500,000	60,884,000	38,154,000
Government fees paid	11,030,000	8,862,000	44,599,000	31,585,000

Total cost of sales	24,707,000	22,362,000	105,483,000	69,739,000

Gross margin	43,548,000	27,527,000	161,054,000	96,756,000

Salaries and benefits	21,344,000	15,080,000	81,904,000	51,178,000
Other operating expenses	13,175,000	9,923,000	45,928,000	30,449,000
Depreciation and amortization	3,474,000	2,462,000	12,542,000	8,428,000
Impairment loss	—	1,739,000	—	1,739,000

Income from operations	5,555,000	(1,677,000)	20,680,000	4,962,000

Interest (expense) income:
Interest expense	(945,000)	(87,000)	(2,267,000)	(154,000)
Interest income	17,000	11,000	30,000	41,000

Total interest expense, net	(928,000)	(76,000)	(2,237,000)	(113,000)

Income (loss) before income taxes	4,627,000	(1,753,000)	18,443,000	4,849,000
Provision for income taxes	1,944,000	(746,000)	7,762,000	2,046,000

Net income (loss)	$2,683,000	$(1,007,000)	$10,681,000	$2,803,000

Per share amounts:
Basic earnings per share	$.12	$(.05)	$.49	$.14

Basic weighted-average shares outstanding	23,090,715	20,828,429	21,906,507	20,260,854

Diluted earnings per share	$.12	$(.05)	$.48	$.14

Diluted weighted-average shares outstanding	23,229,991	21,020,537	22,230,642	20,397,587

EBITDA calculation:
Net income	$2,683,000	$(1,007,000)	$10,681,000	$2,803,000
Provision for income taxes	1,944,000	(746,000)	7,762,000	2,046,000
Interest expense	945,000	87,000	2,267,000	154,000
Depreciation and amortization	3,474,000	2,462,000	12,542,000	8,428,000

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$9,046,000	$796,000	$33,252,000	$13,431,000

*	EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.

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First Advantage Corporation Reports Operating Results for the Fourth Quarter of 2004

Segment Financial Information (Unaudited)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2004	2003	2004	2003
Service revenue
Enterprise Screening	$44,118,000	$29,384,000	$170,095,000	$107,580,000
Risk Mitigation	11,260,000	8,057,000	41,419,000	18,285,000
Consumer Direct	2,863,000	3,991,000	12,874,000	10,525,000
Corporate and eliminations	(1,016,000)	(405,000)	(2,450,000)	(1,480,000)

Consolidated	$57,225,000	$41,027,000	$221,938,000	$134,910,000

Income (loss) before income taxes
Enterprise Screening	$6,509,000	$(1,310,000)	$23,296,000	$4,818,000
Risk Mitigation	2,178,000	1,436,000	7,438,000	5,714,000
Consumer Direct	(132,000)	(75,000)	(136,000)	61,000
Corporate and eliminations	(3,928,000)	(1,804,000)	(12,155,000)	(5,744,000)

Consolidated	$4,627,000	$(1,753,000)	$18,443,000	$4,849,000

Operating margin percentage of service revenue
Enterprise Screening	14.75%	-4.46%	13.70%	4.48%
Risk Mitigation	19.34%	17.82%	17.96%	31.25%
Consumer Direct	-4.61%	-1.88%	-1.06%	0.58%
Corporate and eliminations	N/A	N/A	N/A	N/A

Consolidated	8.09%	-4.27%	8.31%	3.59%

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) provides best-in-class single-source solutions for global risk mitigation and enterprise and consumer screening needs. Incorporating state-of-the-art technology, proprietary systems and data resources, First Advantage is a leading provider of employment background screening, drug-free workplace programs and other occupational health testing, employee assistance programs, corporate tax and incentive services, resident screening, motor vehicle records, transportation business credit services, investigative services, computer forensics and electronic discovery services, supply chain security and consumer location services. First Advantage ranks among the top three companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 1,700 employees in offices throughout the United States and abroad. Further information about the company is available at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a Fortune 500 company that traces its history to 1889. First American is the nation’s largest data provider, supplying businesses and consumers with information resources in connection with the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release, including those related to forecasts of diluted earnings per share for the quarter ending March 31, 2005 and the year ending Dec. 31. 2005, ability to expand organic growth through cross-selling opportunities, and the impact of anticipated seasonal decline on first quarter financial results are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; the

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First Advantage Corporation Reports Operating Results for the Fourth Quarter of 2004

company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data, and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are. Investors are advised to consult the company’s filings with the SEC, including its 2003 Annual Report on Form 10-K, for a further discussion of these and other risks.

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